Exhibit 16.1

October 1, 2014

Audit • Tax • Advisory

Grant Thornton LLP
201 S College Street,
U.S. Securities and Exchange Commission Office of the Chief Accountant 100 F Street, NE Washington, DC 20549	Suite 2500
Charlotte, NC 28244-0100
T 704.632.3500
F 704.334.7701
www.GrantThornton.com

Re:	Xenith Bankshares, Inc.
File No. 000-53380

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Xenith Bankshares, Inc. dated October 1, 2014, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP

U.S. member firm of Grant Thornton International Ltd